UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 299-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 17, 2013, AVEO Pharmaceuticals, Inc. (the “Company”) was informed by its partner, Astellas Pharma Inc. (“Astellas”), that Astellas no longer intends to submit a Marketing Authorization Application to the European Medicines Agency for tivozanib for the treatment of patients with advanced renal cell carcinoma (“RCC”). Astellas also informed the Company that it does not intend to fund any future trial(s) in RCC under its strategic collaboration with the Company.

In February 2011, the Company entered into a Collaboration and License Agreement with Astellas, pursuant to which the Company and Astellas share responsibility for continued development and commercialization of tivozanib in the United States, Canada and Mexico and in Europe under a joint development plan and a joint commercialization plan, respectively.

The Company is currently evaluating the effect of Astellas’ decision on the clinical and regulatory path forward for tivozanib in RCC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

By:	/s/ Tuan Ha-Ngoc
Name:	Tuan Ha-Ngoc
Title:	Chief Executive Officer

Date: May 23, 2013